EXHIBIT 10.1

WAUWATOSA SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN

Effective January 1, 2005

WAUWATOSA SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP PLAN

 i

TABLE OF CONTENTS
(continued)

 ii

TABLE OF CONTENTS
(continued)

 iii

WAUWATOSA SAVINGS BANK
EMPLOYEE STOCK OWNERSHIP PLAN

PREAMBLE

     WHEREAS, Wauwatosa Savings Bank desires to create an Employee Stock Ownership Plan, as defined in Section 4975(e)(7) of the Internal Revenue Code which is designed to primarily invest in qualifying employer securities to the extent that such securities are available for purchase;

     NOW, THEREFORE, effective January 1, 2005, the Wauwatosa Savings Bank Employee Stock Ownership Plan is hereby created as follows:

ARTICLE I

DEFINITION OF TERMS

     1.01 “Account or “Employer Contribution Account” shall mean records of the following interests of a Participant in the Fund which shall be created and maintained by the Trustee for each Participant on the basis of information provided by the Plan Administrator:

(a)	“Employer Stock Account” being the record of a Participant’s interest in the Fund attributable to Employer Stock, including fractional shares, if any.

(b)	“Investment Account” being the record of a Participant’s interest in Fund assets other than Employer Stock.

     1.02 “Affiliate” means a corporation or other entity affiliated with the Primary Employer and which constitutes either (1) a controlled group of corporations (within the meaning of Section 414(b) as modified by Section 415(h) of the Internal Revenue Code); (2) a group of trades or businesses under common control, whether or not incorporated (within the meaning of Section 414(c) as modified by Section 415(h) of the Internal Revenue Code); or (3) an affiliated service group (within the meaning of 414(m) of the Internal Revenue Code) or deemed as such pursuant to Internal Revenue Code Section 414(o).

     1.03 “Anniversary Date” means the last day of each Plan Year.

     1.04 “Annual Addition” means with regard to any Participant the sum (for any Plan Year) of -

(a)	Employer contributions for the Plan Year;

(b)	Participant contributions for the Plan Year;

(c)	forfeitures credited to such Participant for the Plan Year; and

(d)	amounts described in Sections 415(1)(2) and 419A(d)(2) of the Code.

     For purposes of applying the annual additions limitation under Section 415 of the Code, a Participant’s compensation shall be determined in accordance with Section 415(c)(3) of the Code and shall mean the Participant’s compensation (as described in Treasury Regulation Section 1.415-2(d)(1)) paid during the period for personal services actually rendered in the course of employment with the Company, plus all amounts excluded from the Participant’s income for the period under Code Section 125, 402(g)(3), 457 and, for limitation years after 2000, 132(f)(4), but excluding other deferred compensation and other amounts that receive special tax treatment (as described in Treasury Regulation Section 1.415-2(d)(3)). In computing an “Annual Addition”, all of the Employer’s defined contribution plans (as defined in Section 414(i) of the Internal Revenue Code) shall be aggregated.

     1.05 “Beneficiary” means any one or more primary or contingent beneficiaries designated by the Participant to receive any benefits payable under this Plan on or after the

Participant’s death; except that a Participant’s surviving spouse, if any, shall be deemed designated as his Beneficiary for 100% of a Participant’s Account balances under the Plan despite any attempted designation to the contrary unless the surviving spouse consents to the contrary designation in a writing signed by the spouse and witnessed by a plan representative or notary public. Each Participant shall be permitted to name, change or revoke his designation of his Beneficiary in writing on a form and in the manner prescribed by the Plan Administrator. The designation on file with the Plan at the time of a Participant’s death shall be controlling. Should a Participant fail to make a valid Beneficiary designation or leave no named Beneficiary surviving, any benefits due shall be paid to such Participant’s spouse, if living; or if not living, then in equal shares to any children (including adopted children) surviving such Participant and to the descendants then living of a deceased child by right of representation; or if the Participant dies leaving no spouse, children or descendants of children, then in equal shares to the Participant’s parents then living. If such Participant leaves no named Beneficiary, spouse, children, descendants of children or parents surviving, then any benefits due shall be paid to such Participant’s estate.

     1.06 “Break in Service” means a twelve consecutive month period during which a Participant fails to accrue an Hour of Service. Such period begins on the earlier of the date the Participant resigns, is discharged, retires or dies or, if the Participant is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If a Participant is absent by reason of (i) the pregnancy of the Participant, (ii) the birth of a child of the Participant, (iii) the placement of a child with the Participant in connection with an adoption of such child by such Participant, or (iv) caring for such child immediately following such birth or placement, such Participant will not be treated as having retired, resigned or been discharged and the period between the first and second anniversary of the first day of such absence shall not be deemed a Break-in-Service. When any period of absence is due to military service entitling a Participant to reemployment rights under federal law and the Participant returns to work with the Employer following that absence, there will be no break in service and the Participant will be credited with service for the entire period of that absence.

     1.07 “Code” means the Internal Revenue Code of 1986, and as it may be amended.

     1.08 “Compensation” means the total of all amounts paid or payable to an Employee during a specified Plan Year treated as “wages” for purposes of income tax withholding under Internal Revenue Code Section 3401(a) and all other payments of compensation by the Employer to the Employee during the Plan Year for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3); but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Internal Revenue Code Section 3401(a)(2)) and reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits. This definition is intended to conform to the definition in Internal Revenue Code Section 414(s) and shall be interpreted accordingly.

     Notwithstanding the foregoing, (a) Compensation shall be deemed to include any amounts that would have been included in an Employee’s Compensation in the absence of an Employee’s elective deferral under a plan described in Internal Revenue Code Section 125, Employee Contributions under Section 401(k) of the Code and qualified fringe benefits under Code Section 132(f)(1); and (b) an Employee’s Compensation shall exclude his Compensation earned prior to his Entry Date and shall be deemed to commence on the first day of the applicable payroll period coincident with or next following participation in the Plan. No more than $210,000 of Compensation shall be taken into account in any Plan Year. The dollar amount under the foregoing limit shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury.

     1.09 “Disability” means an impairment which causes the Participant to be totally disabled under the Social Security Act.

     1.10 “Effective Date” means January 1, 2005.

     1.11 “Employee” shall mean any individual who is employed by the Employer, but excluding (a) any non-resident aliens (b) temporary employees and (c) those who are members of a collective bargaining unit covered by a collective bargaining agreement which (as a result of good faith bargaining between the Employer and the representatives of such unit) does not provide for their inclusion. A member of the Board of Directors is not eligible for participation in the Plan unless he is also an Employee. No Leased Employee shall be considered an Employee covered by the Plan, although the Employer will treat Leased Employees as though they were the Employer’s employees for purposes of testing compliance with coverage tests under Code Section 410.

     1.12 “Employer” means the Primary Employer, Wauwatosa Holdings, Inc. and any Affiliates of the Primary Employer which have been designated by the Primary Employer as Employers participating in the Plan (referred to as “Participating Employers”) and which have accepted such designation and agreed to be bound by the terms and conditions of this Plan. Employer shall include any successor to the Primary Employer which adopts this Plan and joins in the corresponding Trust. Employer shall also include any other entity which, with the consent of the Primary Employer’s Board of Directors, adopts this Plan. By its adoption of this Plan, an adopting Employer shall be deemed to appoint the Primary Employer, the Administrator and the Trustee its exclusive agent to exercise on its behalf all of the power and authority conferred by this Plan or by the Trust upon the Employer. The authority of the Primary Employer, Administrator and Trustee to act as such agent shall continue until this Plan is terminated as to the adopting Employer and the relevant Trust Fund assets have been distributed by the Trustee.

     1.13 “Employer Stock” shall mean common stock issued by Wauwatosa Holdings, Inc. and considered “employer securities” under Section 409(1) of the Code.

     1.14 “Entry Date” means each January 1 and July 1.

     1.15 “ERISA” means the Employee Retirement Income Security Act of 1974; as amended.

     1.16 “Fund” shall mean all assets and their earnings which are held in the trust which constitutes the funding vehicle hereunder.

     1.17 “Highly Compensated Employee” shall mean an Employee who during the year or preceding year:

(a)	During the Plan Year or the preceding Plan Year was a 5% owner, or

(b)	During the preceding Plan Year received compensation in excess of $80,000 (as adjusted at the time and in the same manner as provided in Section 415(d).

In determining who is a Highly Compensated Employee, the Plan Administrator shall apply the rules set forth in Section 414(q) of the Code and any regulations issued thereunder. For purposes of determining Highly Compensated Employees, compensation shall be determined within the meaning of Code Section 415(c)(3) and employers aggregated under Code Sections 414(b), (c), (m) or (o) shall be treated as a single employer.

     1.18 “Hour(s) of Service” means:

(a)	Each hour for which an Employee is paid, or entitled to payment, for the performance of duties. Such hours shall be credited to the applicable computation period in which the duties are performed;

(b)	Each hour for which an Employee is paid, or entitled to payment, directly or indirectly, on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) including vacation, holidays, sickness, disability, layoff, and Leaves of Absence, or similar periods of non-working time; and

(c)	Each hour for which back pay, irrespective of mitigation of damages, is awarded retroactively for the period or periods to which the award pertains, each such hour being counted only once. Such hours shall be credited to the applicable computation period or periods to which the award or agreement for back pay pertains, rather than the computation period in which the award, agreement or payment is made.

     In addition to the applicable rules specified above, all Hours of Service shall be credited to the Employee in the applicable computation period in which payment is actually made or amounts payable to the Employee become due pursuant to Department of Labor Regulations 2530.200b-2(c). In the case of a payment which is made or due on account of a period of time during which an Employee performs no duties, the number of Hours of Service to be credited shall be determined pursuant to Department of Labor Regulations 2530.200b-2(b).

     Notwithstanding the foregoing, no more than 501 Hours of Service are required to be credited under paragraphs (b) and (c) above to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single computation period); no Hours of Service need be credited to an Employee who is directly or indirectly compensated, or entitled to compensation, on account of a period during which no duties are performed if such compensation is made or due under a plan maintained solely for the purpose of complying with applicable workmen’s compensation, unemployment compensation or disability insurance laws; and no Hours of Service need be credited to an Employee for compensation which solely reimburses an Employee for medically related expenses incurred by such Employee; the same Hours of Service shall not be credited to an Employee under paragraphs (a), (b), or (c).

     Each Employee who is not paid on the basis of a specified amount of each hour worked shall be credited with 45 hours worked, if so entitled under the provisions of this Section.

     Finally, Hours of Service will also be credited for any individual while performing services for the Employer as a Leased Employee.

     1.19 “Leave of Absence” means any absence authorized by Employer provided that all Employees under similar circumstances be treated alike in the granting of such Leaves of Absence and provided further that the Participant returns within, or at the end of, the period of Leave of Absence. An absence due to service in the armed forces of the United States shall be considered a Leave of Absence provided that the absence is caused by a war or other emergency provided the Employee returns to employment with the Employer within the period provided by applicable federal law.

     Any Employee or Participant who fails to report for work at or before the expiration of his Leave of Absence or within 90 days (or such other period as may be prescribed by law) after the date on which he shall have the right to release from the armed forces shall for purpose of this Plan be deemed to have terminated employment on the first day following the end of such period of Leave of Absence.

     1.20 “Leased Employee” means any person leased by the Employer to perform services if (a) such services are provided pursuant to an agreement between the Employer and any other individual or organization; (b) such person has performed services for the Employer on a substantially full-time basis for a period of at least one year; and (c) such services are performed under primary direction or control by the Employer. Notwithstanding the above, an individual will not be considered a Leased Employee if he is covered by a money purchase pension plan (sponsored by the leasing company) providing a nonintegrated employer contribution rate of at least 10% of compensation, full and immediate vesting, and immediate participation. Further, the definition of what constitutes a Leased Employee shall be governed by the provisions of Section 414(n) of the Internal Revenue Code and corresponding Treasury regulations and rulings.

     1.21 “Participant” means each Employee who qualifies to participate in the Plan pursuant to Section 2.01. Participants are further classified as follows:

(a)	“Active Participant” means, for any Plan Year, each Participant who has been credited with 1,000 or more Hours of Service with the Employer during that Plan Year.

(b)	“Inactive Participant” means, for any Plan Year, each Participant who continues in the Employer’s employ, but is credited with fewer than 1,000 Hours of Service during that Plan Year and who therefore does not qualify to share in any allocations of Employer Contributions or forfeitures under the Plan for that Plan Year.

     1.22 “Plan” means the Wauwatosa Savings Bank Employee Stock Ownership Plan which includes the Plan and the Trust, as they may be amended from time to time.

     1.23 “Plan Administrator” means the Primary Employer or other person, persons, or entity as may be designated by the Primary Employer pursuant to Section 7.03.

     1.24 “Plan Year” means the twelve-month period beginning January 1 and ending December 31.

     1.25 “Primary Employer” shall mean Wauwatosa Savings Bank, its successors and assigns.

     1.26 “Retirement Date” means an Employee’s Normal Retirement Date or Disability Retirement Date, whichever is applicable, as follows:

(a)	“Normal Retirement Date” means the date on which a Participant attains age 65.

(b)	“Disability Retirement Date” means the date on which a Participant is determined to be disabled within the meaning of Section 1.09 hereof and has terminated service with the Employer or an Affiliate because of such condition.

     1.27 “Trust” means the trust created by the agreement between the Primary Employer and the Trustee.

     1.28 “Trustee” means the person, persons or entity from time to time acting as Trustee or Trustees hereunder.

     1.29 “Valuation Date” means the last day of the Plan Year and such other date or dates as the Plan Administrator may deem necessary or desirable.

     1.30 “Vesting Schedule Service” means time spent by an employee in the employment of the Employer or an Affiliate, which is relevant for purposes of determining the percentage of a Participant’s non-forfeitable or vested interest in his Employer Contribution Account. Vesting Schedule Service shall mean each twelve (12) month period measured from the date on which the Employee shall first perform an Hour of Service for the Employer and continuing through the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. An Employee shall be credited with a year of Vesting Schedule Service for vesting purposes for each complete twelve (12) month period during which the Employee is credited with an Hour of Service. If an Employee is absent for any reason and returns to the employ of the Employer before incurring a Break-in-Service, the Employee shall receive credit for the period of absence up to a maximum of 12 months. Service subsequent to a Break-in-Service will be credited as a separate period of employment. In addition, for vesting purposes, a Participant, upon attaining age nineteen (19), will be credited with all Years of Service with the Company between the ages of eighteen (18) and nineteen (19) after the Effective Date of the Plan. Years of Service also include, for purposes of vesting, all years of service prior to the Effective Date of this Plan recognized under the Company’s separate 401(k) Plan. Notwithstanding the foregoing, service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

     1.31 “Year of Service” shall mean a 12-consecutive month period during which such Employee completes 1,000 or more Hours of Service with the Employer or Affiliate. A Year of Service shall begin with the 12-month period commencing on the first day on which the Employee is entitled to be credited with an Hour of Service for the Employer or Affiliate. However, if an Employee does not complete at least 1,000 Hours of Service in the first 12-month period of employment, he shall have his Years of Service computed using the Plan Year, commencing with the Plan Year which includes the first anniversary of the date on which the Employee is first entitled to be credited with an Hour of Service for the Employer or an Affiliate.

ARTICLE II
PARTICIPATION

     2.01 Eligibility.

     Each Employee who is age 21 and completed one (1) Year of Service on the Effective Date shall become a Participant on the Effective Date. Each other Employee shall become a Participant as of the first Entry Date immediately following the date on which the Employee first meets both of the following requirements:

(a)	the attainment of age 21, and

(b)	the completion of a Year of Service.

     2.02 Re-Employed Former Employees, Participants.

     Former Participants and a former Employee who have previously satisfied the eligibility requirements in Section 2.01 shall become eligible to participate in the Plan immediately upon re-employment with the Employer.

     2.03 Transfer of Employment or Change in Covered Employee Status.

(a)	In the event a Participant is transferred from an Employer to a non-participating unit of an Employer or to an Affiliate which has not adopted this Plan (or is reclassified to non-covered Employee status), he shall receive no further Employer contributions. As of the effective date such Participant is transferred (or reclassified), he shall become a suspended Participant.

(b)	His Account balance, if any, shall continue to share in the allocation of the Fund earnings or losses pursuant to the Plan.

(c)	His Plan benefit shall be distributed at the time of his later termination of employment from such non- participating unit of the Employer or Affiliate in accordance with the provisions of Article V.

(d)	An Employee who is otherwise eligible to participate in the Plan but who is employed by a non-participating unit of the Employer or by an Affiliate which has not adopted this Plan (or is classified as a non-covered Employee) and is transferred to an Employer (or to covered Employee status), shall be eligible to participate in the Plan immediately if he would have met the eligibility requirements on the previous applicable Entry Date. If such Employee would not meet the eligibility requirements on such previous Entry Date, he shall become eligible to participate on the first Entry Date pursuant to the eligibility requirements of Sections 2.01.

     2.04 Participation After Normal Retirement Date.

     If a Participant continues as an Employee after he reaches his Normal Retirement Date, he shall continue to be a Participant in the Plan until his actual retirement.

     2.05 Predecessor Employer.

     In general, Years of Service under this Plan shall not include Service with a predecessor employer unless the Employer so designates under the terms of this Plan by appropriate Board resolution. If the Employer maintains the Plan of a predecessor employer, service as a common law Employee for such predecessor employer shall be treated as service for the Employer. If the predecessor employer was not a corporation, Years of Service shall not include service with the predecessor employer as a partner or sole proprietor, unless otherwise so provided herein or in appropriate Board resolutions of the Employer.

ARTICLE III
CONTRIBUTIONS AND ALLOCATIONS
TO PARTICIPANTS’ ACCOUNTS

     3.01 Employer Contributions.

(a)	The Employer agrees to pay into the Trust with respect to each Plan Year such amounts, if any, as it may determine.

(b)	Employer contributions may be in the form of cash, Employer Stock or other property as the Employer may from time to time determine. Shares of Employer Stock and other property will be valued at their then fair market value.

(c)	Employer contributions shall be made before or as soon as reasonably possible after the Employer’s fiscal year, without interest and within the time limit for deductibility thereof by the Employer as specified by the Internal Revenue Code. The Employer’s contribution for any particular Plan Year shall be limited in amount, so that it does not exceed the amount which the Employer may lawfully deduct for federal income tax purposes.

     3.02 Allocation of Employer Contributions and Forfeitures.

(a)	Employer contributions for any Plan Year and forfeitures which become allocable pursuant to Section 4.04 hereof shall be allocated as of the Anniversary Date among those Participants of the Employer who qualify as Active Participants for the Plan Year and who remain in the Employer’s employ on such date in the ratio that each such Participant’s Compensation for such year bears to the total compensation for all such Participants for that year. Notwithstanding the foregoing, any employee who ceases to be a Participant during the Plan Year because of death or attainment of his Retirement Date shall be deemed to be a Participant and shall be eligible to share in such allocation. The allocation of Employer contributions and forfeitures shall be made as soon as practicable after the end of the Plan Year.

(b)	The Employer Stock Account maintained for each Participant will be credited with his allocable share of Employer Stock (including fractional shares) purchased and paid for or contributed in kind under the ESOP, and with any stock dividends on Employer Stock allocated to his Employer Stock Account. Any financed shares acquired by the Trust shall initially be credited to a Loan Suspense Account as provided in Section 6.01 and will be allocated to the Employer Stock Accounts of Participants only as payments on the ESOP Loan are made by the Trustee. The number of financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Employer Stock Accounts for each Plan Year shall be as provided under Section 6.01.

(c)	The Investment Account maintained for each Participant will be credited annually with his allocable share of Employer Contributions under the ESOP in cash, with any forfeitures, and with any cash dividends on Employer Stock allocated to his Employer Stock Account (other than currently distributed dividends). Such Account will be debited for the Participant’s share of any cash payments made by the Trustee for the acquisition of Employer Stock or for the payment of any principal and/or interest on an ESOP Loan.

     3.03 Limitations on Annual Additions

     Except to the extent permitted under Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100 percent of the Participant’s compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

     The Compensation limit referred to in (b) shall not apply to any Contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419(A)(f)(2) of the Code) which is otherwise treated as an Annual Addition. The Annual Additions with respect to Employer Stock released from the suspense account (by reason of Employer Contributions used for payments on a securities acquisition loan) and allocated to Participants’ Company Stock Accounts shall be based upon the lesser of (A) the amount of such Employer Contributions, or (B) the fair market value of such Employer Stock as of the allocation date. Annual Additions shall not include any allocation attributable to proceeds from the sale of Employer Stock by the Trust or to appreciation (realized or unrealized) in the fair market value of Employer Stock.

     If the Employer is contributing to another defined contribution plan, as defined in Section 414(i) of the Code, then any Participant’s Annual Additions in such other plan shall be aggregated with the Participant’s Annual Additions derived from this Plan for purposes of the limitation. If, due to forfeitures, reasonable error in estimating compensation, or other limited facts and circumstances as determined by the Commissioner, the Account balances or the Annual Additions to a Participant’s Accounts would exceed the limitation described above, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other plan shall be reduced until the applicable limitation is satisfied, with any correction first being made in the Employer’s 401(k) plan and then this Plan. The reduction shall be treated the same as Forfeitures and shall be allocated in accordance with Section 3.02 of the Plan to the Accounts of Participants who are not affected by this limitation. If any amount cannot be reallocated under the foregoing provision, such amount shall be deposited in a suspense account and allocated to the maximum extent possible in succeeding years, provided that (i) no Employer Contributions are made until Section 415 of the Code will permit their allocation, (ii) no investment gains or losses are allocated to such suspense account, and (iii) the amounts in such suspense account are allocated at the earliest possible date. For any C Corporation Year, if no more than one-third of the Employer contributions with respect to that Plan Year are allocated to Highly Compensated Employees, then Annual Additions shall not include (i) forfeitures of Employer Stock that was acquired with an ESOP loan, or (ii) Employer contributions used to pay interest on an ESOP loan.

     3.04 Allocation of Income and Market Adjustments

(a)	Within a reasonable time after the Anniversary Date and any other applicable Valuation Date, the Trustee shall determine the fair market value of the Fund (exclusive of contributions made as of such date or during the period since the last preceding Valuation Date and exclusive of the values of Employer Stock, which is separately appraised) at such date and the net change therein since the last preceding Valuation Date. The net change in the Fund includes the increase (or decrease) in the fair market value of the Fund (other than Employer Stock), interest income, dividends and other income and gains (or loss) attributable to the Fund (other than any dividends on allocated Employer Stock) since the preceding Valuation Date, reduced by any expenses charged to the Fund since the last Valuation Date. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an ESOP Loan. The net change shall be allocated among the Investment Accounts of all Participants and former Participants as of the applicable Valuation Date in proportion to the values of their respective investment Accounts as of the last preceding Valuation Date less any withdrawals since the last Valuation Date.

(b)	Any Employer Stock allocated to a Participant’s Employer Stock Account shall be treated as a separate investment from the funds allocated to his Investment Account and shall not share in any amounts allocated pursuant to this Section 3.04. Any increase or decrease in the value of such Employer Stock shall be attributed solely to such Participant’s Employer Stock Account. However, any income attributable to such Employer Stock for a Plan Year shall be allocated to his Investment Account as of the Valuation Date ending said Plan Year. Also, if any of such Employer Stock is sold, the proceeds of such sale shall be deemed allocated to such Participant’s Investment Account as of the Valuation Date coincident with or following the date of such sale and such Employer Stock shall cease to be attributed to his Employer Stock Account as of such Valuation Date.

(c)	Notwithstanding the preceding provisions of this Section 3.04, if the Plan Administrator determines that the method of allocating changes in value as provided in the preceding provisions of this Section 3.04 is inappropriate, such method shall not be followed and the Plan Administrator shall select an appropriate method (which shall be nondiscriminatory) for allocating changes in value of the Fund.

     3.05 Participant Investment Diversification Elections.

     In accordance with Section 401(a)(28)(B) of the Code, each Participant who has completed at least ten (10) years of Plan participation and who has attained age fifty-five (55) shall have the investment diversification rights described in the following paragraphs:

(a)	During the ninety (90) day period following the close of the Plan Year in which the Participant satisfied the foregoing age and service conditions, and during similar periods in each of the next succeeding five (5) Plan Years, such eligible Participant may, each year, elect to direct the Plan as to investment of up to twenty-five percent (25%) of the Participant’s Employer Stock Account as of the most recent Plan allocation date, reduced by the amount previously diversified under this Section. In the Participant’s last election year, the preceding sentence shall be applied by substituting “fifty percent (50%)” for “twenty-five percent (25%).”

(b)	The investment diversification election described in the preceding paragraph (a) is subject to the following restrictions:

(1)	No election may be made unless at least three (3) investment options have been made available to each eligible Participant.

(2)	Eligible Participants may instead be offered the option to direct the Plan to transfer the portion of the Participant’s Account that is subject to the diversification election to another qualified defined contribution plan of the Employer that offers at least three (3) investment options, provided that the transfer is made no later than ninety (90) days after the last day of the period during which such election can be made.

(3)	The Plan Administrator may elect to distribute the portion of the eligible Participant’s Account covered by the election under this Section within ninety (90) days after the period during which the election may be made, in lieu of providing the diversification opportunities described in (1) and (2) above.

(c)	Eligible Participants shall make diversification elections in writing placed on file with the Plan Administrator. The Plan Administrator shall advise the Trustee, and the Trustee shall implement such investment elections within ninety (90) days after the last day of the period during which the election can be made. Investment elections shall remain in effect until changed, including the period after termination and before final distribution. If the termination is due to death, the Participant’s Beneficiary shall have the right to direct investments in accordance with this Section. Costs and expenses attributable to such investment elections shall be charged to the accounts on which behalf such costs and expenses are incurred.

(d)	An eligible Participant or Beneficiary making an investment diversification election shall thereby assume full responsibility for such decision. No person who is otherwise a Plan fiduciary shall be liable for any loss, or by reason of any breach, which may result from such person’s diversification election.

(e)	If a Participant has not completed ten (10) years of Plan participation prior to the end of the Plan Year in which the Participant attains age fifty-five (55), the election period described in paragraph (a) will begin with the Plan Year in which the Participant completes ten (10) years of Plan participation.

(f)	An eligible Participant may not make a diversification election if the fair market value (determined at the Valuation Date immediately preceding the first day on which the Participant is eligible to make such election) of the employer securities acquired by or contributed to the Plan and allocated to the Participant’s account is $500 or less.

     3.06 Additional Investment Diversification.

     In addition to the investment diversification alternative described in Section 3.05 above, a Participant who has terminated employment on or after his Retirement Date and the Beneficiary of Participant who has died shall be eligible to diversify the Participant’s Account into such investment alternatives and on such terms as the Plan Administrator shall determine.

ARTICLE IV

VESTING

     4.01 Full Vesting Dates.

     The Participant’s interest in his Employer Contribution Account shall become fully vested in him and nonforfeitable at the earliest of the following dates:

(a)	The date the Participant shall have completed at least such years of Vesting Schedule Service as are required for 100% vesting under Section 4.02 below.

(b)	The date of the Participant’s death while in the employ of the Employer or of an Affiliate.

(c)	The Participant’s attainment of his Normal Retirement Date or earlier Disability Retirement Date.

(d)	The date of termination of the Plan (or partial termination as to Participants affected thereby) or the date of complete discontinuance of contributions by the Employer at a time when the Participant is employed by the Employer or by an Affiliate.

     4.02 Vesting Schedule.

     Prior to the date that the Participant’s interest in his Employer Contribution Account becomes fully vested in accordance with Section 4.01 of this Article, his current vested interest in such Account shall be determined in accordance with the following:

Years of Vesting Schedule Service	Percent Vested
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6 years or more	100%

     4.03 Election of Former Vesting Schedule.

     In the event the vesting schedule of this Plan is hereafter directly or indirectly amended or the vesting schedule of any preceding Plan has been amended by adoption of this amendment and restatement, no Participant or former Participant shall be deprived thereby of any previously vested interest, and any Participant who has completed at least three (3) years of Vesting Schedule Service, may elect to have his vested interest in his Employer Contribution Account determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereafter defined. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

(a)	the date which is 60 days after the date the amendment is adopted;

(b)	the date which is 60 days after the day the plan amendment becomes effective; or

(c)	the date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Plan Administrator. Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

     4.04 Forfeitures.

     As to any Participant who terminates employment with the Employer and all Affiliates prior to his Retirement Date or earlier death and prior to becoming fully vested in his Employer Contribution Account, the unvested portion of such Account shall be declared a forfeiture as of the date of such distribution if such Participant is partially vested and as soon as practicable following the date of termination if such Participant is 0% vested.

(a)	If such Participant is rehired before incurring five consecutive One Year Breaks in Service, then such Participant’s nonvested interest, determined as of the date of forfeiture in (a) above, shall be restored to the Participant’s Account which existed at the date of forfeiture and his vested interest in such Account shall be based on his total years of Vesting Schedule Service.

(b)	Any amounts which must be restored, to a rehired Participant’s Account pursuant to (a) above, shall first come out of forfeitures from other Plan Participants and thereafter from Employer contributions.

(c)	Any forfeitures which occur under this Section 4.04 shall first be charged against a Participant’s Investment Account, with any balance charged against his Employer Stock Account.

     4.05 Resumption of Participation.

     If a Participant incurs a Break in Service after termination of employment before he has acquired any vested interest in any portion of his Employer Contribution Account, and if his aggregate number of consecutive One Year Breaks in Service (including those within such Break in Service) then or thereafter equals or exceeds his number of Years of Service prior to such Break in Service, then all prior Vesting Schedule shall be forfeited as it otherwise would be used to measure his vested interest in his new Employer Contribution Account established subsequent to such Break in Service.

     If a Participant incurs a Break in Service after termination of employment after he has acquired a vested interest in any portion of his Employer Contribution Account, then (regardless of his subsequent number of consecutive One Year Breaks in Service) all prior Vesting Schedule Service shall be aggregated with his subsequent Vesting Schedule Service to measure his vested interest in his new Employer Contribution Account established subsequent to such Break in Service. If a Participant separates from service and returns to service before incurring five consecutive One-Year Breaks in Service, both the pre-break and post-break service will count in vesting both the pre-break and post-break account balances.

ARTICLE V

DISTRIBUTIONS

     5.01 Time of Distribution.

(a)	Retirement. Upon termination of employment on or after his Retirement Date, a Participant shall be entitled to have the full value of his Account distributed to him not later than 60 days after the close of the Plan Year in which he terminates employment.

(b)	Other Termination. Unless the Participant otherwise elects, payments will commence not later than the 60th day after the later of the Plan Year in which the Participant attains the Normal Retirement Date or terminates employment; provided, however, that the written consent of the Participant to the distribution shall be required if his vested interest in all his Accounts under the Plan exceeds $1,000.

(c)	Death. If a Participant or former Participant dies with any Account in the Fund, the Participant’s Beneficiary shall be entitled to have the full value of the Account distributed as soon as practicable following the date of death. Distribution shall commence no later than one year after the Participant’s death, except that if or to the extent the Participant’s Beneficiary is his surviving spouse, then distribution must commence no later than the earlier of (i) the date on which the Participant would have attained his Normal Retirement Date, or (ii) one year after the death of his surviving spouse. If any Beneficiary is other than an individual, then distribution to such Beneficiary must be completed within five years after the Participant’s death.

     5.02 Valuation of Distribution.

     Valuation for purposes of any distribution shall be made as of the Valuation Date coincident with or immediately preceding the date of distribution. A Participant otherwise entitled to receive an allocation under Section 3.02 for the Plan Year during which he retires or dies, shall have such allocation distributed to him as soon as practicable after it has been determined.

     5.03 Form of Distribution.

     A Participant may elect to receive a single sum distribution in cash or Employer Stock (with the value of any fractional share paid in cash). In addition, a Participant may elect that any eligible rollover distribution be transferred directly to an individual retirement account (IRA) or other eligible retirement plan accepting such transfer.

     5.04 Required Distributions.

     Pursuant to Section 401(a)(9) of the Code as amended by the Small Business Job Protection Act, distribution of a Participant’s Plan Benefits is required to begin by April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (2) the calendar year in which the Participant separates from service with the Employer. However, in the case of a five-percent (5%) owner (as defined in Section 416(i)(1)(B)(i) of the Code), distributions are required to begin no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

     All required minimum distributions shall be determined and made in accordance with the final and temporary regulations under Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G). Required minimum distributions will be made in accordance with Treasury Regulations 1.401(a)(9)-1 through 1.401(a)(9)-9. The provisions of this Plan reflecting Code Section 401(a)(9) shall supersede any distribution options of the Plan to the extent those other distribution provisions are inconsistent with Code Section 401(a)(9).

     5.05 No Distributions Prior to Separation From Service.

     Except as provided in Section 5.04, no amounts in a Participant’s Account shall become distributable prior to the Participant’s termination of employment with the Employer and any Affiliate.

     5.06 Benefits Only from Fund.

     All benefits under the Plan shall be payable only from the Fund and no liability for the payment of benefits under the Plan shall be imposed upon the Employer or upon any officers, directors, shareholders, agents or employees of the Employer.

ARTICLE VI
EMPLOYER STOCK PROVISIONS

     6.01 Loan Suspense Account, Allocation.

     Employer Stock acquired by loan proceeds (such loan being exempt from Sec. 4975(c) IRC by 4975(d)(3) IRC) shall be held in a suspense account, pending release from encumbrance and suspense in accordance with the terms of the loan. Unless otherwise determined by the Plan Administrator, the number of shares and fractional shares to be released at the end of a given loan payment period shall be based upon the principal only method described in Treas. Reg. Section 54.4975-7(b)(8)(ii). If the Plan Administrator determines that the principal only method should not be used or if the principal only method cannot be used for any reason, the release from encumbrance shall be calculated using the principal and interest method described in Treas. Reg. Section 54.4975-7(b)(8)(i). Shares and fractional shares of Employer Stock released from encumbrance and suspense at or as of the end of a loan payment period shall be allocated among Participant Employer Stock Accounts as provided in 3.02(a) hereof.

     6.02 Voting Employer Stock.

     Except as provided below, Employer Stock held by the Trustee shall be voted as directed by the Plan Administrator. Each Participant or, if applicable, his Beneficiary shall be entitled to direct the Trustee as to the exercise of any and all voting rights attributable to shares of Employer Stock then allocated to his Account. Any allocated Employer Stock to which voting instructions are not received and all Employer Stock which is not then allocated to Participants’ accounts shall be voted in a manner determined by the Plan Administrator.

     6.03 Employer Stock Valuation.

     All transactions in Employer Stock shall be based upon the fair market value thereof. All valuations of Employer Stock which is not readily tradeable on an established securities market with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under Section 170(a)(1) of the Code.

     6.04 ESOP Loans.

     Any ESOP Loan shall meet the requirements of current Treasury regulations for such loans, including:

(a)	The interest rate respecting such loan shall not exceed a reasonable rate of interest. The Plan Administrator shall consider all relevant factors in determining a reasonable rate of interest, including the amount and duration of the loan or contract, the security and guarantee (if any) involved, the credit standing of the Trust and the Company (if and to the extent that the Company acts as guarantor), and the interest rate prevailing for comparable loans. Upon due consideration of the foregoing factors, a variable interest rate may be reasonable.

(b)	At the time that such loan is made or contract entered into, the interest rate and the price of securities to be acquired should not be such that Plan assets might be dissipated.

(c)	The terms of such loan or contract, whether or not between independent parties, must be at such time at least as favorable to the Trust as the terms of a comparable loan or contract resulting from arm’s-length negotiations between independent parties.

(d)	The proceeds of such loan must be used within a reasonable time after their receipt by the Trust only to acquire Employer Stock, to repay such loan, or to repay a prior loan to the Trust.

(e)	Such loan must be without recourse against the Trust. The only assets of the Trust that may be given as collateral on such loan are shares of Employer Stock acquired therewith. No person entitled to payment under such loan shall have any right to assets of the Trust other than collateral given for such loan, cash contributions of the Company made to meet the obligations of the Trust under such loan, and earnings attributable to such collateral and the investment of such contributions. The payments made with respect to such loan by the Trust during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings received during or prior to the year less such payments in prior years. Such contributions and earnings must be accounted for separately on the books of account of the Trust, until the loan is repaid.

(f)	In the event of default on such loan, the value of Plan assets transferred in satisfaction of the loan must not exceed the amount of default.

(g)	Shares of Employer Stock used as collateral for such loan shall be released from the encumbrance thereof, in accordance with the provisions of Section 6.01 below.

(h)	Such loan shall be for a specific term, and not payable at the demand of any person (except in the case of default).

(i)	Except as otherwise required by applicable law, no Employer Stock acquired with the proceeds of such loan shall be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Trust, whether or not the Trust is then an employee stock ownership plan as described in Code Sec. 4975(e)(7). Further, the requirements under this subsection (i) are not terminable following repayment of the loan.

     6.05 Direction for Employer Stock Account.

     The acquisition, holding and disposition of Employer Stock in the Trust shall be by written direction of the Plan Administrator to the Trustee, and the Trustee shall not be liable for action taken pursuant to such written direction.

     6.06 Dividends.

     Unless otherwise determined by the Plan Administrator, dividends (which shall include distributions on shares of S corporation stock) paid with respect to shares of Employer Stock allocated to Participants’ Accounts or held in the suspense account shall be used to repay any ESOP loan. Shares released from the loan suspense account by reason of dividends paid with respect to Employer Stock shall be allocated to Participants’ Accounts as follows:

(a)	first, shares with a fair market value equal to the greater of (i) the fair market value of the shares released from suspense attributable to the dividends used to repay the ESOP loan attributable to the Employer Stock allocated to the Participants’ Accounts, or (ii) the dividends paid with respect to the Employer Stock allocated to the Participants’ Accounts, shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Employer Stock held in such accounts on the dividend declaration date;

(b)	then any remaining shares released from suspense by reason of dividends paid with respect to Employer Stock held in suspense shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.

     The Plan Administrator may direct that any cash dividends paid with respect to shares of Employer Stock may be allocated among and credited to Participants’ Accounts; provided, however, that the dividends paid with respect to Employer Stock held in the suspense account shall be allocated among and credited to Accounts according to the number of shares of Employer Stock held in the respective Stock Accounts on the date such dividends were declared by the Employer. Any cash dividend paid with respect to shares of Employer Stock allocated to Participants’ Accounts may, as determined by the Plan Administrator, be either paid by the Company directly in cash to the Participants on a non-discriminatory basis, or paid to the Trustee and distributed by the Trustee to the Participant no later than 90 days after the end of the Plan Year in which paid to the Trustee.

     6.07 Certain Transactions Barred.

     No put or buy-sell agreement shall commit the Trustee to acquire Employer Stock at a future date determined upon the happening of an event such as the death of a shareholder.

     6.08 Limits on Rollover Sale.

     If the Trustee is directed to purchase Employer Stock from a Participant who qualifies for and elects a federal tax deferral in connection with such sale under §1042 of the Internal Revenue Code, then no shares of Employer Stock so purchased in such transaction shall be allocated to the seller/Participant, related parties or a shareholder owning more than 25% of outstanding Employer Stock, and no equivalent trust assets shall be allocated in lieu of such Employer Stock, all as provided by §409(n) of the Internal Revenue Code.

     6.09 Put Option.

     If Employer Stock is not readily tradable on an established market, a Participant or Beneficiary who receives a distribution of such stock under the Plan (and who does not immediately sell it back), shall have the right to sell (“put”) all of such Employer Stock so distributed (but not less than all) to the Employer or the Trustee of this Plan. The obligation to purchase on behalf of the Employer may be assigned to the Trustee by direction of the Plan Administrator. Such right to sell shall exist for a 60 day period commencing on the day following distribution thereof to the Participant or Beneficiary, and shall be exercised by written notice thereof to the Employer or the Trustee hereunder received within the 60 day period. If such right to sell is not exercised during such period, the Participant (or Beneficiary) shall have an additional 60 day period during which he may exercise such right commencing on the first anniversary of the date of distribution of such Employer Stock. Such later right shall be identical to the original right and shall be exercisable in the same manner. In each case, the price payable by the buyer shall be that established on the most recent Valuation Date preceding the date written notice of exercise is received by the addressee thereof. The purchase price may, at the election of the Plan Administrator, be payable in a lump sum or in substantially equal annual installments over a period of up to five years, bearing interest at the applicable federal rate (as defined in Section 1274) as of the date of such note. Such payments shall commence not later than 30 days after receipt of the put option by the optionee. The installment note shall be guaranteed by the Employer, or otherwise secured as determined by the Plan Administrator.

ARTICLE VII
ADMINISTRATION

     7.01 Plan Administrator.

     The Primary Employer shall supervise and control the operation of the Plan and its general administration, and shall be the “Plan Administrator” for all purposes of ERISA, unless the Employer shall in writing have appointed a Committee pursuant to Section 7.03 hereof or some other person(s) or entity as the Plan Administrator. Any persons performing services with respect to the Plan may be reimbursed for expenses properly and actually incurred, either from the Fund or by the Employer, at the sole discretion of the Employer, but no employee of the Employer shall receive any compensation from the Fund for services rendered in the performance of any duties with respect to the Plan.

     7.02 Authority of Plan Administrator.

     The Plan Administrator shall have such powers as may be necessary to direct the general administration of the Plan, including those powers given to the Plan Administrator elsewhere in this Plan, and including (but not by way of limitation) the following:

(a)	to construe and interpret the Plan and to make equitable adjustments for any mistakes or errors made in the administration thereof;

(b)	to prescribe such procedures, rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan or any of its duties hereunder;

(c)	to decide questions of eligibility and determine the amount, manner and time of payment of any benefits and to direct the payment of the same from the Fund;

(d)	to prescribe the form and manner of application for any benefits hereunder and forms to be used in the general administration hereof;

(e)	to receive from the Employer, Employees and Participants or their beneficiaries such information as shall be necessary for the proper administration of the Plan;

(f)	to furnish to the Employer such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

(g)	to designate, appoint or employ any other persons, as it deems advisable, which persons may be designated to carry out any fiduciary responsibilities within the scope of the Plan Administrator’s authority. Any persons so designated by the Plan Administrator may themselves delegate all or part of their duties to any other persons, except that fiduciary responsibilities may be so delegated only upon the prior written approval of the Plan Administrator; and

(h)	to employ or retain legal, tax, accounting or actuarial consultants, to assist it in the performance of its duties hereunder.

     7.03 Administrative Committee.

     The Employer may establish an Administrative Committee (the “Committee”) to act for the Employer as Plan Administrator in the general administration of the Plan. The Committee shall consist of at least two members. The members of the Committee shall serve at the pleasure of the Employer until their successors are appointed in like manner.

     7.04 Committee Procedure.

     Any such Committee may in its regulations or by action delegate the authority to any one or more of its members to take any action on behalf of the Committee and as to such actions, no meetings or unanimous consent shall be required. The Committee may also act at a meeting or by its unanimous written consent. A majority of the members of the Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. All decisions shall be made by vote of the majority present at any meeting at which a quorum is present, except for actions in writing without a meeting which must be unanimous. The Committee may appoint a Secretary who may, but need not be, a member of the Committee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. Any absent Committee member, and any dissenting Committee member who (at the time of the making of any decision by the majority) registers his dissent in writing delivered at that time to the other Committee members, shall be immune to the fullest extent permitted by law from any and all liability occasioned by or resulting from the decision of the majority. All rules and decisions of the Committee shall be uniformly and consistently applied to all persons in similar circumstances. The Committee shall be entitled to rely upon the Employer’s records as to information pertinent to calculations or determinations made pursuant to the Plan. A member of the Committee may not vote or decide upon any matter in which his individual right to or claim to any benefit under the Plan is particularly involved. If, in any case in which a Committee member is so disqualified to act, the remaining members cannot agree, then the President of the Employer will appoint a temporary substitute member to exercise all of the powers of the disqualified member concerning the matter in which that member is disqualified to act.

     7.05 Claims and Domestic Relations Order Review Procedures.

     The Plan Administrator shall establish and administer a reasonable written procedure for the filing of claims (requests for benefits) by the Participants or their Beneficiaries, and for determining the qualified status of any “domestic relations order” as defined in paragraph 206(d)(3) of ERISA, including segregation to the extent required by law of any Accounts thereby contested, all in accordance with such regulations as may be issued by the Secretary of Labor. The Plan Administrator shall provide written notice to any Participant, Beneficiary, or alternate payee whose claim for benefits under the Plan has been denied, setting forth the specific reasons for such denial, and shall afford a reasonable opportunity to any Participant or Beneficiary for a full and fair review of the decision denying a claim in accordance with such regulations as may be issued by the Secretary of Labor and consistent with the claims procedure established by that Plan Administrator. If the Plan Administrator determines that the domestic relations order is qualified, the alternate payee shall be entitled to receive payments as if the alternate payee were a terminated Participant.

     Notwithstanding any other provision in this Plan to the contrary, the Plan Administrator may make a distribution to an alternate payee under a qualified domestic relations order prior to the earliest date distributions are permitted under any other provisions of this Plan, and prior to the date a Participant whose Account is the subject of a domestic relations order attains age 50, provided that the domestic relations order is determined to be qualified as defined in paragraph 206(d)(3) of ERISA and the order provides for such distribution.

     The Plan Administrator shall have full and complete discretionary authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matter presented through the claim review procedure. Any final determination of the Plan Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Plan Administrator at the time of such determination.

ARTICLE VIII
RIGHTS OF PARTICIPANTS

     8.01 No Contract of Employment.

     The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Employer and any employee, and the Employer shall have the right in all respects to deal with its employees, their hiring, discharge, compensation and conditions of employment as though the Plan did not exist. No employee shall have any right to question the action of the Employer in discontinuing its contributions to this Plan or in terminating this Plan in its entirety. Each Participant shall have the right to see the record of his Account(s) but no right to inquire as to the Accounts of other Participants.

     8.02 Restrictions as to Payees.

     This Plan is established for the purpose of providing for the support of the Participants upon their retirement and for the support of their beneficiaries as herein provided. No right or interest of any kind of any Participant shall be subject to alienation, anticipation or encumbrance by the Participant, and, to the fullest extent provided by law, no rights or interest of any kind of any Participant shall be subject to garnishment, attachment, execution or levy of any kind except payments pursuant to qualified domestic relations orders in accordance with paragraph 206(d)(3) of ERISA. If any Participant or Beneficiary entitled to receive a distribution under the Plan is a minor or incompetent person or is unable to attend to his or her own financial affairs, in the good faith judgment of the Plan Administrator, then payment may be authorized by the Plan Administrator to be made to the person or persons responsible for, caring for, or supporting such Participant or Beneficiary, in the discretion of the Plan Administrator. Any such payments shall fully discharge all obligations of all fiduciaries under the Plan and Trust as to the payee, manner and amount of such distribution(s).

     8.03 Merger, Consolidation or Transfer.

     In the event this Plan is merged or consolidated with, or its assets or liabilities or the Fund are transferred to, any other plan or trust, each Participant hereunder shall be entitled to receive a benefit calculated immediately after such merger, consolidation or transfer (if the Plan then terminates) which is at least equal to the value of the benefit he would have been entitled to receive had this Plan terminated immediately prior to such event.

     8.04 USERRA.

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

ARTICLE IX
AMENDMENT AND TERMINATION

     9.01 Amendment.

     The Employer reserves the right at any time, and from time to time, to amend in whole or in part any or all of the provisions of the Plan, but no amendment shall be made by which any funds under the Plan can be used for, or diverted to, purposes other than for the exclusive benefit of Employees and their beneficiaries.

     Unless the amendment is necessary to permit the Plan to meet the requirements for Treasury approval under the Internal Revenue Code or under any subsequent revenue law, to meet the requirements of the Department of Labor under ERISA or, of any other governmental authority under any other applicable law, no amendment shall adversely affect the benefits to which an Employee became entitled prior to the effective date of such amendment.

     9.02 Termination.

     It is intended by the Employer that the Plan shall constitute a permanent Plan for providing benefits for Employees, but the Employer reserves the right to terminate the Plan at any time, or to permanently discontinue contributions thereto, with respect to its Employees, and thereafter no employee of the Employer shall become a Participant nor shall any employee of the Employer accrue additional benefits hereunder. Upon such termination (or partial termination as to Participants affected thereby) or permanent discontinuance of contributions, each Participant and beneficiary of each deceased Participant shall have a fully vested and nonforfeitable interest in any values held in his Account(s), but only with respect to amounts attributable to prior contributions to such Account(s), as of the date of such termination or discontinuance, and such values shall be distributed to such persons within a reasonable time under any method provided in the Plan. Any forfeitures by Employees which shall have occurred in accordance with Section 4.04 hereof prior to such termination or discontinuance, but which have not yet been allocated, shall be distributed pro rata based on compensation among those Participants during the most recent Plan Year ending concurrently with or prior to the effective date of such termination or discontinuance.

     9.03 Non-Reversion.

     Except as provided in this Section, the Employer shall have no right, title or interest in the contributions made by it under the Plan and no part of the Fund shall ever revert to it or for its benefit nor shall any part of the Fund ever be used other than for the benefit of the Participants and their beneficiaries.

     The Employer hereby declares its intention that the Plan as in effect from time to time, shall meet all requirements for tax-qualified plans under the Internal Revenue Code and that all contributions shall be deductible under Section 404 and related provisions of the Internal Revenue Code, and all contributions are hereby expressly made conditional upon such deductibility. If a contribution is made by the Employer by a mistake of fact, then such contributions shall be returned to the Employer within one year after the payment of the contribution; if a contribution is made by the Employer with respect to a tax year as to which the initial qualification of the Plan under Section 401 is denied, then all such contributions shall be returned to the Employer within one year after the date of the denial; and if any part or all of such a contribution is disallowed as a deduction under Section 404 of the Code with respect to the Employer, then to the extent such contribution is disallowed as a deduction it shall be returned to the Employer within one year after the disallowance.

ARTICLE X
MISCELLANEOUS

     10.01 Legislation Governs.

     This Plan is intended to meet the requirements of Section 401 and related provisions of the Internal Revenue Code and all applicable provisions of ERISA and regulations thereunder and any amendments thereto or replacements thereof (hereinafter, the “Applicable Employee Benefits Law”) and this Plan shall be construed and operated accordingly. In the event of any conflict between any part, clause or provision hereof and the Applicable Employee Benefits Law, the provisions of such law shall be deemed controlling and the conflicting part, clause or provision hereof shall be deemed superseded to the extent of the conflict.

     The law of the State of Wisconsin shall govern this Plan in all matters which are to be determined by reference to state law as distinguished from federal law.

     10.02 Indemnification.

     No person incurring any loss resulting from liability for breach of its fiduciary duties with respect to the Plan shall be entitled to indemnification out of the assets of the Fund. However, the Employer shall hold harmless and defend any individual in the employment of the Employer and any director of the Employer against any claim, action or liability asserted against him in connection with any action or failure to act regarding the Plan, except as and to the extent that any such liability may be based upon the individual’s own willful misconduct. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

     10.03 Construction.

     The masculine gender, where appearing in the Plan, shall be deemed to include the feminine or common genders, unless the context clearly indicates to the contrary. The words “hereof”, “hereunder”, and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section. Where applicable, words in the singular shall include the plural, and vice versa.

     10.04 Headings.

     The headings and subheadings in this instrument are inserted for convenience and reference only and are not to be used in construing the Plan or any provision thereof.

     10.05 Non-Discrimination.

     Whenever any discretionary action or decision is to be made by the Plan Administrator hereunder, such action or decision shall be final and binding upon all persons, provided that the Plan Administrator exercises such discretion in a uniform and non-discriminatory fashion so that all Participants under similar circumstances are treated in a like manner.

     10.06 Absence of Guaranty.

     Neither the Employer nor the Plan Administrator in any way guarantee the Fund against loss or depreciation. Unless otherwise provided by law, the Employer, its directors, officers, employees and agents and the Plan Administrator shall in no manner be liable to any Participant or Beneficiary or any other person under or by reason of the terms and conditions of the Plan.

     10.07 Service in More Than One Capacity.

     Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

ARTICLE XI
TOP-HEAVY PROVISIONS

     11.01 Application.

     The provisions of this Article XI shall become effective only in any Plan Year in which the Plan is determined to be a top-heavy plan within the meaning of Section 416(g) of the Code.

     11.02 Determination of Top-Heavy Status.

     The Plan will be a top-heavy plan for the Plan Year if, as of the last day of the preceding Plan Year, or in the case of the first Plan Year, the last day of such Plan Year:

(a)	the aggregate of the value of all the Accounts of Key Employees exceeds 60% of the value of such Accounts of all employees under the Plan (the “60% Test”); or

(b)	the Plan is part of a required aggregation group, and the required aggregation group is top-heavy.

     Notwithstanding the results of the 60% Test, the Plan shall not be considered a top-heavy plan for any Plan Year in which the Plan is part of a required or a permissive aggregation group which is not a top-heavy group.

     11.03 Special Vesting, Minimum Contribution and Compensation Rules.

     While the Plan is a top-heavy plan, the following special rules shall apply:

(a)	Notwithstanding the provisions of the regular vesting schedule of this Plan set out in Article IV hereof, a Participant’s interest in his Employer Contribution Account shall become fully vested and nonforfeitable as determined in accordance with the following:

Portion of Participant’s
Employer Contribution
Years of Vesting	Account Vested in
Schedule Service	Participant
Less than 3	0%
3 or more	100%

If the Plan was a top-heavy plan and subsequently ceases to be such, the vesting schedule in this Section 11.03(a) shall continue to apply in determining the vesting percentage of any Participant who had at least three (3) years of Vesting Schedule Service as of the last day of the last Plan Year that the Plan was top-heavy. For all other Participants, two Employer Contribution Accounts shall be maintained—the old Employer Contribution Account and the new Employer Contribution Account. The starting balance of the old Employer Contribution Account shall be the balance as of such last day. All contributions and forfeitures allocated as of a date subsequent to such last day shall be allocated to the new Employer Contribution Account. The Participant’s vesting percentage with respect to his new Employer Contribution Account shall be determined in accordance with the regular vesting schedule provided in Article IV hereof. The Participant’s vesting percentage in his old Employer Contribution Account at any time shall be the greater of (i) the vesting percentage determined under the regular vesting schedule provided in Article IV hereof or (ii) the vesting percentage determined on such last day under the vesting schedule in this subsection.

(b)	If contributions or forfeitures or both are allocated to the Employer Contribution Account of any Key Employee, then the total amount thereof, expressed as a percentage of the Key Employee’s Code Section 415 compensation for the Key Employee receiving the largest such percentage shall be determined. All Active and Inactive Participants who remain in the Employer’s employ at the end of the Plan Year and who are not Key Employees shall then be entitled to receive certain minimum allocations to their Employer Contribution Accounts as follows:

(1)	if the percentage so determined for the Key Employee equals or exceeds 3%, then otherwise eligible non-Key Employees must receive allocations of at least 3% of their Code Section 415 compensation; and

(2)	if the percentage so determined for the Key Employee is less than 3%, then otherwise eligible non-Key Employees must receive allocations at least equal to such percentage.

If the Employer sponsors another defined contribution plan, such top heavy minimum contribution shall be provided in such other plan.

For purposes of satisfaction of the minimum contribution requirements herein imposed, no contributions or benefits under the Social Security Act shall be taken into account, but Employer contributions made or benefits accrued during the same calendar year within any other tax-qualified retirement plan of the Employer may be taken into account in accordance with applicable regulations. If the highest rate allocated to a Key Employee, for a year in which the plan is top-heavy is less than three percent, amounts contributed as a result of a salary reduction agreement shall be included in determining contributions made on behalf of Key Employees.

     11.04 Top-Heavy Definitions.

     For purposes of this Article XI, the following definitions shall apply:

(a)	“Key Employee” shall mean any employee, former employee or Beneficiary who at any time during the Plan Year or during any of the four preceding Plan Years is

(1)	an officer of the Employer or an Affiliate with an annual compensation from the employer greater than 150% of the amount in effect in Code Section 415(c)(1)(A), (but not more than 50 officers or, if lesser, the greater of 3 or 10% of the employees of the Employer together with all Affiliates),

(2)	one of the ten employees having annual compensation from the employer greater than 100% of the amount in effect in Code Section 415(c)(1)(A) and owning the largest equity interests in the Employer together with all Affiliates,

(3)	an employee with more than 5% equity interest in the Employer together with all Affiliates, or

(4)	an employee with a 1% equity interest in the Employer together with all Affiliates and an annual compensation of $150,000 or more.

(b)	“Required Aggregation Group” shall mean those plans of the Employer and of all Affiliates in which a Key Employee participates or which must be aggregated in order to satisfy the participation and coverage requirements of Code Sections 401(a)(4) and Code Section 410.

(c)	“Permissive Aggregation Group” shall mean the Required Aggregation Group, plus any other plans maintained by the Employer or an Affiliate, which the Employer may choose to aggregate, provided all plans so aggregated satisfy the participation and coverage requirements of Code Sections 401(a)(4) and Code Section 410.

(d)	“Top-Heavy Group” means any aggregation group in which the present value of all accrued benefits (excluding amounts attributable to deductible voluntary contributions) of Key Employees exceeds 60% of the present value of all accrued benefits for all participants in plans within the aggregation group.

(e)	“Non-Key Employee” means any Employee, former Employee or Beneficiary who is not a Key Employee as defined above.

     “Determination Date” means for any Plan Year the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year.

     IN WITNESS WHEREOF, This Plan is executed by the Employer, acting through its duly authorized officers, as of the ___day of ___, 2005.

WAUWATOSA SAVINGS BANK
By:	_______________________________

Attest: _____________________________

WAUWATOSA SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP TRUST

Effective January 1, 2005

WAUWATOSA SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP TRUST

-i-

WAUWATOSA SAVINGS BANK

EMPLOYEE STOCK OWNERSHIP TRUST

PREAMBLE

     WHEREAS, the Employer has adopted the WAUWATOSA SAVINGS BANK EMPLOYEE STOCK OWNERSHIP PLAN, hereinafter referred to as the “Plan”, for the benefit of its Employees, effective as of January 1, 2005;

     NOW THEREFORE, the Employer and _________(hereinafter, the “Trustee”) do hereby establish the WAUWATOSA SAVINGS BANK EMPLOYEE STOCK OWNERSHIP TRUST and agree that the following shall constitute the Trust Agreement:

ARTICLE I

ESTABLISHMENT OF TRUST

     1.01 Designation and Meaning of Terms.

     This Trust is designated as the WAUWATOSA SAVINGS BANK Employee Stock Ownership Trust. All capitalized terms used herein shall have the meaning assigned to them in the Plan. The Employer intends that the Trust shall constitute a part of the Plan, the provisions of which are hereby incorporated by reference, which will meet the requirements of ERISA and qualify under Section 401(a) of the Internal Revenue Code and thereby continue tax exempt status under Section 501(a) of such Code. The purpose of this Trust is to implement the Plan, which provides for certain retirement, disability, death and employment termination benefits for Participants and their Beneficiaries.

     1.02 Exclusive Benefit of Participants and Beneficiaries.

     This Trust shall be for the exclusive benefit of Participants and their Beneficiaries. Subject to the provisions of Section 9.03 of the Plan, no part of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (except that payment of any taxes and administration expenses may be made from this Trust as provided in Section 3.01 hereof).

     1.03 General Duties of Trustee.

     The Trustee shall receive any contributions paid to it in cash, Employer Stock or in the form of such other property as it may from time to time deem acceptable and which shall have been delivered to him. All contributions so received, together with the income therefrom and any other increment thereon and all other assets acquired by investment or reinvestment, (hereinafter collectively referred to as the “Trust Fund”) shall be held, invested, reinvested and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Employer shall make contributions in such manner and at such times as shall be appropriate. The Trustee shall not be responsible for the calculation or collection of any contribution under or required by the Plan, but shall be responsible only for property received by it pursuant to this Agreement. The Trustee shall from time to time make payments out of the Trust Fund to such persons as the Plan Administrator shall direct and shall be under no liability for any payments made pursuant to such directions.

     1.04 Duties of Plan Administrator.

     It shall be the duty of the Plan Administrator, subject to the provisions of the Plan, to administer the Plan, to determine the existence, nature and amount of rights and interests of all persons in and to the Trust Fund or under the Plan and to furnish the Trustee with complete and accurate information with respect to Participants, their Compensation, Service with the Employer, and any other information which the Trustee may reasonably request.

I-1

     1.05 Named Fiduciaries and Funding Policy.

     The Employer has designated the Trustee as a named fiduciary of this Trust and the Plan Administrator as a named fiduciary of the Plan. The Plan Administrator shall establish and carry out a funding policy consistent with the purposes of the Plan and the requirements of applicable law, as may be appropriate from time to time.

I-2

ARTICLE II

POWERS AND SPECIFIC DUTIES OF THE TRUSTEE

     2.01 Investment of Assets.

     The Trustee shall have with respect to any and all moneys and property at any time held by it and constituting the Trust Fund hereunder power to purchase and pay premiums upon or which may become due under any insurance contract or contracts of every nature whatsoever as shall have been directed and approved by the Plan Administrator. The ownership of all such insurance contracts and policies shall vest in the Trustee. The Trustee shall exercise all rights, privileges, options and elections contained in such policies and contracts only in accordance with the directions of the Plan Administrator. To the extent the Trust Fund is not so used for insurance funding, the Trustee shall have the power as directed by the Plan Administrator:

(a)	To invest and reinvest the principal and income of the Trust Fund and to keep the Trust Fund invested, without distinction between principal and income, in such stocks, bonds, notes, mortgages or other securities, trust and participation certificates, real estate or in such other property, including units of participation in any common trust funds or collective investment funds of pension, profit-sharing or other employee benefit trusts as may be established by any corporate trustee, as the Trustee deems proper, whether or not such investments are of the kind authorized by the common law, statutes or decisional law of the State of Wisconsin, to which said Trustee would, in the absence of this provision, be subject.

Notwithstanding any other provision of this Agreement, the Trustee may cause any part or all of the money of this Trust Fund to be commingled with the money of trusts created by others by investing such money as a part of either or both of the funds created by said Declaration of Trust and money of this Trust Fund so added to either of said funds at any time shall be subject to all of the provisions of said Declaration of Trust as it is amended from time to time.

(b)	To retain any property at any time received by him as Trustee hereunder, without regard to the proportion which such property either alone or in conjunction with any other property of the same or similar character may bear to the entire amount of the Trust Fund.

(c)	To sell any property at any time held by him at either public or private sale for cash or on credit at such time or times and on such terms as to him may seem appropriate and to exchange such property and grant options for the purchase or exchange thereof.

(d)	To consent to and participate in any plan of reorganization, consolidation, merger, combination or other similar plan, to consent to any contract, lease, mortgage, purchase, sale or other action by any corporation pursuant to such plan and to accept and retain any property issued under any plan of reorganization even though it would not be deemed proper by the Trustee as a new investment under the provisions of subdivision (a) of this Section.

(e)	To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power thereto and to agree to pay and to pay the part of expenses, compensation and any assessments levied with respect to any such property so deposited.

(f)	To exercise all conversion and subscription rights pertaining to any such property.

(g)	To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquittance therefor; and to extend the time of payment of any obligation at any time owing to the Trust Fund.

(h)	To invest and reinvest the trust assets primarily in Employer Stock, as such stock is available for purchase from time to time, in accordance with the terms of the Plan and this Trust Agreement. The fair market value of any Employer Stock acquired by the Trustee at the direction of the Plan Administrator shall be determined as provided in Article 2.04 of this Agreement.

(i)	In the event the Trustee shall invest any trust assets, pursuant to the directions of the Plan Administrator, in any securities issued or guaranteed by the Employer or in any subsidiary or affiliate of the Employer, and the Employer thereafter directs the Trustee to dispose of such investment, or any part thereof, under circumstances which require registration of the securities under the Securities Act of 1933 and/or qualification of the securities under the Blue Sky Laws of any state, then the Employer, at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

     2.02 Administrative Powers.

     The Trustee shall have power and authority:

(a)	As directed by the Plan Administrator, to exercise all voting rights with respect to any investment (except that Employer Stock shall be voted as provided in Section 6.02 of the Plan) held for the Trust and in connection therewith to grant proxies, discretionary or otherwise.

(b)	To cause any security or other property of the Trust to be registered and held in the name of one or more of his or its nominees.

(c)	To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in his or its judgment, any interest of the Trust requires it; and, to represent the Trust in all suits or legal proceedings or before any other body or tribunal.

(d)	To hold uninvested, without liability for interest thereon, such amounts of money as may reasonably be anticipated by the Trustee as necessary for disbursement of Trust Funds as required from time to time.

(e)	As directed by the Plan Administrator, to borrow money from others (including the Employer or any other party in interest in the form of an ESOP Loan) for the purposes of the Trust, including the Purchase of Employer Stock and to issue its promissory note as Trustee and secure the repayment thereof by pledging any securities or property in its possession as Trustee hereunder.

(f)	To retain, employ and compensate, out of the Trust Fund, to the extent not paid by the Employer, such clerical, legal, actuarial, accounting and other assistants as the Employer shall deem necessary for the proper administration of the Trust.

(g)	Generally to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights and privileges with relation to any property constituting a part of the Trust Fund as if the Trustee were the absolute owner thereof.

(h)	Any third party dealing with the Trustee shall be fully protected in relying upon the Trustee’s certificate that he or it has authority to take or omit any proposed action. No third party shall be required to follow the application by the Trustee of the proceeds of any property which may be transferred or paid to the Trustee.

(i)	To the extent that the Trust Fund has been used to purchase an insurance contract or contracts, the Trustee, when directed by the Plan Administrator, shall take any action necessary so that a Participant or Beneficiary shall receive payment of his benefits under the insurance contract either directly from the insurer or from the Trustee, as may be necessary or desirable.

     2.03 Investment Manager.

     By written notice to the Trustee, the Employer may appoint an “investment manager” as defined under Section 3(38) of ERISA, to manage investment of part or all of the Trust Fund in accordance with all powers and limitations otherwise granted to and imposed on the Trustee for such purpose. Each investment manager shall be a named fiduciary under the Trust and shall acknowledge that he is a fiduciary under the Trust by a writing delivered to the Trustee. During any such period of appointment, the Trustee shall continue to have full custody of the Trust Fund assets and shall himself implement the investment directives of the investment manager but shall have no authority or responsibility with respect to whether Trust Fund assets under the control of such an investment manager should or should not be purchased, sold or retained.

     2.04 Employer Stock Valuation and Voting.

     All transactions in Employer Stock shall be based upon the fair market value thereof. In no event shall the Trustee be required to purchase or otherwise acquire shares of Employer Stock at a price or value exceeding the fair market value thereof. All shares of Employer Stock held in Trust hereunder shall be voted by the Trustee as directed by the Plan Administrator.

ARTICLE III

TRUSTEE ADMINISTRATION

     3.01 Expenses.

     The expenses incurred by the Trustee in the performance of his duties, including fees for legal services, and such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, including any and all taxes assessed against the Trustee or the Trust Fund, shall be paid from the Trust Fund unless paid by the Employer. Notwithstanding the above, if any Trustee is an employee of the Employer, he shall not receive any compensation from the Trust Fund for services rendered as Trustee.

     3.02 Annual Valuation.

     Within a reasonable time after each Anniversary Date and on any other applicable Valuation Date as may be requested by the Plan Administrator, the Trustee shall cause a valuation of each asset in the Trust Fund to be made at its fair market value (and the Trustee may rely as to any insurance contract or contracts which may constitute a part of the Trust Fund, on the valuation thereof supplied by the issuing insurer) and the Trustee shall determine the net change in the Trust Fund (consisting of the net increase or decrease of the fair market value of assets in the Trust Fund, including net realized and unrealized gains and losses, income, dividends or interest received or any other relevant factors). Such net change shall then be allocated by the Trustee among the Accounts of all Participants and former Participants who have Accounts as of the applicable Valuation Date in proportion to the values of their respective Accounts as of the last preceding Valuation Date, all in accordance with Section 3.04 of the Plan.

     3.03 Accountings.

     At such times as are agreed upon between the Employer and the Trustee, the Trustee shall file with the Plan Administrator a written accounting setting forth a description of all property purchased and sold and all receipts, disbursements, and other transactions effected by it during such period. The Plan Administrator may approve such accounting by written notice of approval delivered to the Trustee or by failure to object in writing to the Trustee within sixty (60) days from the date upon which the account was delivered to the Plan Administrator (or the Employer). Upon receipt of written approval of the account, or upon the passage of said period of time without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such accounting as if such accounting had been settled and allowed by a decree of a court of competent jurisdiction.

III-1

ARTICLE IV

PROVISIONS CONCERNING THE TRUSTEE

     4.01 Identity of Trustee.

     There shall at all times be one or more individuals or corporate Trustees hereunder as determined and appointed from time to time by the Employer who shall have all powers necessary for the performance of its duties.

     4.02 Resignation or Removal.

     Any Trustee may resign at any time by a written notice to the Employer. The Employer, through the action of its Board of Directors, shall have the power to remove a Trustee at any time by a written notice to such Trustee delivered at least 30 days prior to the effective date of such termination.

     4.03 Procedure for Successor.

     Upon the resignation or removal of the Trustee, the Employer shall appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder. The appointment of a Trustee shall become effective upon his or its acceptance in writing addressed to the Employer. Upon such acceptance by any successor trustee, the resigning or removed Trustee shall assign, transfer and pay over to such successor trustee the funds and properties then constituting the Trust Fund.

     4.04 Indemnification.

     In the event that any dispute shall arise as to any act to be performed by the Trustee, the Trustee may postpone performance until adjudication of such dispute in a court of competent jurisdiction or until it shall have been indemnified against loss to its satisfaction. If and so long as the Trustee is an employee or a director of the Employer, the Employer shall hold harmless and defend the Trustee against any claim, action or liability asserted against it in connection with any action or failure to act regarding the Plan, except as, and to the extent that any such liability may be based upon the Trustee’s own willful misconduct. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

     4.05 Protection of Trustee.

(a)	The Trustee shall be fully protected in relying upon any written communication of a designated officer or a designated agent of the Employer and in continuing to rely upon such written communication until a subsequent written communication is filed with the Trustee. The Trustee shall be fully protected in acting upon any instrument, written communication or paper believed by it to be genuine and to be signed by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such

IV-1

writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements.

(b)	Neither the Trustee nor any other person shall be under any duty to question any direction received from a qualified investment manager appointed pursuant to Section 2.03, the Plan Administrator, Committee or the Board of Directors of the Employer, or to review any securities or other property, or to make any suggestions to the foregoing parties in connection therewith; and the Trustee shall as promptly as possible comply with any directions given by the foregoing parties. The Trustee shall not be liable in any manner and for any reason for the making or retention of any investment pursuant to such directions, nor shall the Trustee be liable for its failure to invest any or all of the trust assets in the absence of such written direction.

IV-2

ARTICLE V

AMENDMENT AND TERMINATION

     5.01 Duration and Termination.

     It is the intention of the Employer that this Trust and the Plan to which it relates shall be a permanent plan of benefits. However, the Trust may be terminated by the Employer if business conditions change and upon such termination the Trust shall be distributed by the Trustee as and when directed by the Plan Administrator, in accordance with the provisions of the Plan and this Trust Agreement. From and after the date of termination of the Trust, and until the final distribution of the Trust, the Trustee shall continue to have all the powers provided under this Trust Agreement necessary and expedient for the orderly liquidation and distribution of the Trust.

     5.02 Continuation of Plan.

     If the Plan is terminated or discontinued, the Employer may elect not to make immediate distribution of benefits but instead to continue the Trust as a vehicle to hold and administer the then fully vested Accounts of all Participants and Beneficiaries. In that event, the Trust shall be administered as though the related Plan were in full force and effect throughout the entire period of its existence. If the Trust is subsequently terminated pursuant to Section 5.01, the Trust Fund shall be distributed as directed by the Plan Administrator in accordance with the provisions of the Plan and this Trust Agreement.

     5.03 Amendment.

     The Employer shall have the right at any time and from time to time by an instrument in writing delivered to the Trustee, executed in the same manner as these presents are hereby executed, to alter, amend or modify this Trust Agreement in whole or in part, except that the duties and responsibilities of the Trustee shall not be increased without its written consent, provided, however, that no such amendment shall divert any part of the Trust Fund to purposes other than the exclusive benefit of the employees or former employees of the Employer or their beneficiaries at any time prior to the satisfaction of all liabilities with respect to such employees, former employees and their beneficiaries under the Plan and this Trust. Any such amendment shall become effective upon delivery of the written instrument of amendment to the Trustee and the endorsement of the Trustee of its receipt or of its consent thereto, if such consent is required. Subject to the foregoing, any amendment or amendments of the Plan or this Trust Agreement adopted by the Employer, required or suggested by the Internal Revenue Service to qualify the Plan under the applicable provisions of Section 401 of the Internal Revenue Code, shall, to the extent so required, be retroactively effective.

V-1

ARTICLE VI

MISCELLANEOUS

     6.01 Interests in Fund.

     No Participant or Beneficiary shall have any interest in, or right to, any part of the earnings of the Trust Fund or any part of the assets thereof, except as to the extent expressly provided in the Plan. Except as otherwise provided in Title I of ERISA, all benefits under the Plan are payable only from the Trust Fund and no liability for the payment of benefits or as to the values of trust assets (including Employer stock) shall be imposed upon the Trustee, the Employer, or the officers, directors, shareholders, agents or employees of the Employer, and none of such persons guarantee any values of trust assets (including Employer stock) to anyone.

     6.02 Non-Alienation.

     The benefits under the Plan are intended for the personal security of the persons entitled to payments under the Plan, and are not subject to the claims of any creditor of any Participant or Beneficiary. No Participant or Beneficiary has the right to alienate or assign benefits under this Trust.

     6.03 Insurer Not a Party.

     No insurer shall be considered to be a party to this agreement, to have any responsibility for its validity, for any action taken by the Trustee as sole owner of the insurance contracts which may be held under the Trust, for accepting premium payments from the Trustee, or for making payment of any amounts in accordance with the directions of the Trustee. Any insurer shall be fully protected in assuming that the Trustee is as shown on the latest notification received by it.

     6.04 Controlling Law.

     This Trust shall be construed and enforced according to the internal laws of the State of Wisconsin, and of the United States of America, and all provisions hereof shall be administered according to, and its validity shall be determined under the laws thereof. This Trust may continue for such period of time as permitted under the laws of Wisconsin.

     6.05 Construction.

     The masculine gender, where appearing in the Trust, shall be deemed to include the feminine or common genders, unless the context clearly indicates to the contrary. The words “hereof”, “hereunder”, and other similar compounds of the word “here” shall mean and refer to the entire Trust, not to any particular provision or section. Where applicable, words in the singular shall include the plural, and vice versa. The headings and subheadings herein are used for convenience and reference only and are not to be used in construing the Trust or any provision thereof.

VI-1

     IN WITNESS WHEREOF, WAUWATOSA SAVINGS BANK and the Trustee have caused these presents to be executed on ___, 2005.

WAUWATOSA SAVINGS BANK

By:
President

Attest:

Secretary

TRUSTEE:

By:

VI-2